Exhibit 10.23

AMENDMENT AND CONSENT

THIS AMENDMENT AND CONSENT (the “Amendment and Consent”) is made and entered into as of April 10, 2013, by and among Marrone Bio Innovations, Inc., a Delaware corporation (the “Company”), and Gordon Snyder, an individual, as administrative agent for the Lenders (as defined below) (the “Agent”).

WHEREAS, the Company, the Agent and certain of the Lenders (as defined therein) are parties to that certain Loan Agreement dated as of October 2, 2012 (the “Deal A Loan Agreement”), related Security Agreements (as defined in the Deal A Loan Agreement) and other agreements and documents (collectively, including the Deal A Loan Agreement and the Security Agreements, the “Deal A Loan Documents”).

WHEREAS, the Company, the Agent and certain of the Lenders (as defined therein) are parties to that certain Loan Agreement dated as of October 16, 2012 (the “Deal B Loan Agreement”), related Security Agreement (as defined in the Deal B Loan Agreement) and other agreements and documents (collectively, including the Deal B Loan Agreement and the Security Agreement, the “Deal B Loan Documents”).

WHEREAS, the Company and the Agent (on behalf of the Lenders) are parties to that certain Intercreditor Agreement dated as of December 6, 2012, with Syngenta Ventures Pte. Ltd. (the “Intercreditor Agreement”).

WHEREAS, the parties to the Deal A Loan Documents wish to amend the same in order to increase the amount of the Loan (as defined in the Deal A Loan Agreement) by up to an additional US$5,000,000 by making certain additional advances to the Company, changing certain terms and as otherwise set forth below;

WHEREAS, the parties to the Deal B Loan Documents wish to amend the same to convert a portion of the outstanding balance of the Loan (as defined in the Deal B Loan Agreement) into an additional advance under the Deal A Loan Documents and, concomitantly, to reduce the balance of the Loan evidenced and secured by the Deal B Loan documents by an amount equal to the principal amount of the portion so converted to an additional advance under the Deal A Loan Documents.

WHEREAS, the Company and the Agent have the full right, power and authority to amend the terms of the Deal A Loan Documents and the Deal B Loan Documents and, respectively, to bind the Company and the Lenders thereto.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree:

1.	Definitions.

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Deal A Loan Documents and the Deal B Loan Documents.

1.

2.	Loan Amount; Additional Advances; Partial Conversion; Notes.

2.1 Section 2.01 of the Deal A Loan Agreement is hereby amended by deleting the term “$7,500,000” in the text thereof and substituting in its stead the term “$12,500,000.”

2.2 Certain of the Lenders named along with their Commitment amounts on Schedule 1 (Commitments and Pro Rata Shares) attached to the Deal A Loan Agreement and at least one other party which is not currently a Lender under the Deal A Loan Documents but is a related party to the named Lenders thereon, wish to make additional cash advances of funds to the Company (“Additional Advances”) in the respective amounts shown on the First Amended Deal A Schedule 1 attached hereto and by this reference made a part of this Amendment and Consent. The attached First Amended Deal A Schedule 1 hereby supplements and replaces for all purposes Schedule 1 attached to the Deal A Loan Agreement to the extent the Lenders named therein make the specified advances. Such additional advances may be made by wire of immediately available funds to the Company. Such additional advances shall be subordinate in priority of payment and security interests to the priority in payment and security interests of the Lenders making the initial advances under the Deal A Loan Documents as shown on the First Amended Deal A Schedule 1.

2.3 The sole Lender under the Deal B Loan Documents wishes: (a) to convert a portion of the outstanding principal balance, plus interest accrued to date on such converted portion, of the Loan evidenced by that certain outstanding Note issued pursuant to the Deal B Loan Agreement (“Deal B Note”), into an additional advance under the Deal A Loan Documents as amended by this Amendment and Consent; and (b) to receive an amended and restated Note (“Amended and Restated Deal B Note”) evidencing the Company’s indebtedness under the Deal B Loan Documents for the remaining, unconverted portion of the principal Loan balance plus interest accrued to date under the Deal B Note, such Amended and Restated Deal B Note to be in the principal amount of the Deal B Note LESS the amount of the Deal B Note which is converted to an additional advance under the Deal A Loan Documents, all as set forth on the First Amended Deal A Schedule 1 and on the First Amended Deal B Schedule 1 attached hereto. The attached First Amended Deal B Schedule 1 hereby supplements and replaces for all purposes Schedule 1 attached to the Deal B Loan Agreement. Agent, on behalf of the sole Lender under the Deal B Loan Agreement, hereby agrees that the conversion of a portion of the Loan under the Deal B Loan Agreement evidenced by the Deal B Note into a Note evidencing an additional advance under the Deal A Loan Agreement as contemplated hereby and in accordance with the terms hereof shall be deemed paid without penalty or payment notwithstanding any limitations on prepayment (including notice requirements) under the Deal B Loan Agreement or otherwise.

2.4 If and to the extent that individuals or entities shall make additional advances to the Company pursuant to the Deal A Loan Agreement as amended by this Amendment and Consent on or after the date of this Amendment and Consent, each and every such individual or entity shall become a party to the Deal A Loan Documents for all purposes (including representations and warranties), be deemed a “Lender” and a party thereunder and shall execute and deliver counterpart signature pages to the Deal A Loan Documents, and the Company shall execute and deliver to each such Lender of an additional advance a Note in substantially the same form as the Notes issued in connection with the Deal A Loan Documents, each in the principal amount of such additional advance made by such Lender, respectively.

3.	Warrants.

If and to the extent that individuals or entities named as Lenders on the First Amended Deal A Schedule 1 shall make Loans to the Company in the form of additional advances pursuant to the Deal A Loan Agreement, as amended by this Amendment and Consent, on or after the date of this Amendment

2.

and Consent, the Company shall issue a warrant to any such individual or entity substantially in the form attached as Exhibit A to the Deal A Loan Agreement. Provided, however, notwithstanding the foregoing and any other provision of the Deal A Loan Documents, each such warrant issued to a Lender making an additional advance as anticipated hereby (and without limitation or amendment to any warrants previously issued pursuant to the Deal A Loan Documents prior the date of this Amendment and Consent, the terms of which previously issued warrants shall remain unchanged by this Amendment and Consent) shall only be exercisable eighteen (18) months after the closing of the Company’s IPO or a Sale of the Company for the purchase of that number of shares of common stock of the Company as is equal to 20% of the original principal amount of such Lender’s Loan divided by 70% of the value of such common stock in the Company IPO or such Sale of the Company, as applicable. The exercise price for shares purchased under the warrants shall be equal to 70% of the value of such common stock in the Company IPO or such Sale of the Company, as applicable.

4.	Interest.

Section 2.04 of the Deal A Loan Agreement is hereby amended by adding the following sentence to the end of the text thereof:

“Provided, however, notwithstanding the foregoing, any Lender may, at its request (which request shall be communicated in writing by Lender (or the Agent on such Lender’s behalf) to the Company), defer all interest due hereunder, in which case such interest shall accrue and be paid on the Applicable Maturity Date.”

5.	Prepayment.

Section 2.09(a) of the Deal A Loan Agreement is hereby amended by deleting the text thereof and substituting in its stead the following text:

Optional Prepayments. Prior to the Initial Maturity Date, the Company may prepay the outstanding amount of the Loans, either (i) with the written consent of the Lenders (or the Agent on such Lenders’ behalf), or (ii) without such consent but with the additional payment of an amount equal to such interest that would be payable (but for such prepayment) from the date of such prepayment until the Initial Maturity Date (“Additional Prepayment Compensation”).

For the avoidance of doubt, the foregoing language providing for Additional Prepayment Compensation replaces, supersedes and substitutes entirely for the provision in Section 2.09 (a) of the Deal A Loan Agreement limiting the rights of Borrower to prepay the Deal A Loan until earliest of (i) the date that is six months after the Closing Date, (ii) the closing of the Company IPO, and (iii) the date on which a Sale of the Company is consummated.

6.	Consent.

Anything to the contrary in the Deal A Loan Documents, the Deal B Loan Documents or the Intercreditor Agreement notwithstanding, the Company and the Agent (on behalf of all of the Lenders) consent to (a) the incurrence of additional indebtedness by the Company pursuant to the Deal A Loan Documents as amended and as contemplated herein; (b) the conversion of a portion of the Deal B Note and issuance of the Amended and Restated Deal B Note as contemplated herein; (c) the continuing subordination as specified in the Intercreditor Agreement of the indebtedness and security interests evidenced and secured under the Deal B Loan Documents to interests of all the Lenders under the Deal A Loan Documents, including the Lenders making additional advances in accordance with this Amendment

3.

and Consent and the concomitant increase in the amount of indebtedness evidenced and secured under the Deal A Loan Documents; and (d) any and all security interests and liens granted in connection with the incurrence of indebtedness by Company as a result of such additional advances.

7.	General.

The term “Agreement” as used in the Deal A Loan Agreement and the Deal B Loan Agreement shall for all purposes refer to the Deal A Loan Agreement and the Deal B Loan Agreements as respectively amended by this Amendment and Consent. Except to the extent expressly revised by the terms of this Amendment and Consent, all the terms and conditions of the Deal A Loan Documents and the Deal B Loan Documents remain in full force and effect. From and after the date of this Amendment and Consent, upon the request of the Agent or the Company, the Company and the Agent (on behalf of the Lenders) shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Amendment and Consent. This Amendment and Consent shall be governed by and construed under the laws of the State of California without reference to the choice of law provisions thereof. This Amendment and Consent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment and Consent may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other parties. The Company agrees to pay on demand the reasonable fees and disbursements of one special counsel for the Lenders in connection with the negotiation, preparation, execution, and delivery of this Amendment and Consent and any related documents in an amount not to exceed $5,000; provided that in no event shall the Agent or any Lender deduct such fees and disbursements of counsel from the Loans and Agent shall promptly provide the Company with a detailed invoice of such fees and disbursements of counsel upon request thereof.

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4.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment and Consent as of the date set forth in the first paragraph hereof.

COMPANY:		AGENT:

MARRONE BIO INNOVATIONS, INC., a Delaware corporation		GORDON SNYDER

By:	/s/ Pam Marrone	/s/ Gordon Snyder
Pam Marrone President

Signature Page to Amendment and Consent

FIRST AMENDED DEAL A SCHEDULE 1

Lender	Commitment Amount (payment method)
Dan and Danna Holmes Charitable Remainder Trust I	$550,000	(cash)
Dan and Danna Holmes Charitable Remainder Trust II	$450,000	(cash)
Lorna Pomeroy	$1,000,000	(cash)
Cindy Evans	$800,000	(cash)
Cindy Evans Charitable Remainder Trust	$300,000	(cash)
Lina Tans	$1,000,000	(cash)
Anne Berndt 2012 Grandchildren’s Trust UAD 10/01/12 Anne Berndt TTEE	$750,000	(cash)
Kevin Frank	$200,000	(cash)
John and Wendy Evans Revocable Trust	$770,000	(cash)
John and Wendy Evans Charitable Remainder Trust I	$400,000	(cash)
John and Wendy Evans Charitable Remainder Trust II	$600,000	(cash)
Jane Blair Vilas Revocable Trust	$680,000	(cash)
Subtotal	$7,500,000
On or after April 10, 2013

ADDITIONAL	ADVANCES
Dan and Danna Holmes Charitable Remainder Trust I	$100,000	(cash)
Dan and Danna Holmes Charitable Remainder Trust II	$200,000	(cash)
Dan and Danna Holmes 2004 Revocable Trust	$200,000	(cash)
Cindy Evans	$200,000	(cash)
Cindy Evans Charitable Remainder Trust	$300,000	(cash)

John and Wendy Evans Charitable Remainder Trust II	$200,000	(cash)
Jane Blair Vilas Revocable Trust	$500,000	(cash)
Evans Family Limited Partnership	$500,000	(cash)
Irrevocable Trust U/W J.H. Evans	$1,500,000	(cash)
Irrevocable Trust U/W J.H. Evans	$1,250,000 (Partial Deal B Note Conversion	)
Subtotal	$4,950,000
Total	$12,450,000

FIRST AMENDED DEAL B SCHEDULE 1

Lender	Commitment Amount
Irrevocable Trust U/W J.H. EVANS	$1,250,000	*
Total	$1,250,000

*	Note that the additional principal amount of $1,250,000 of the Loan was converted on April 10, 2013 (the “Conversion Date”) into a Note under the October 2, 2012 Loan Agreement, but accrued and unpaid interest on this additional principal amount from the date of the Loan to the Conversion Date, and on such unpaid interest from the Conversion Date, shall be accrued and paid on the Applicable Maturity Date as provided in the Agreement.